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                                                                  Exhibit 99.8.1



                                    CONSENT
                                    -------



          We hereby consent to the use of our name and to the reference to our firm in the Registration Statement for American Association of Homes for the Aging Tax Free Trust, High Income Series 1 (Registration No. 33-15907) and in the Prospectus forming a part of said Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed under the provisions of the Securities Act of 1933.



                                         /s/ Ballard Spahr Andrews & Ingersoll
                                         -------------------------------------
                                             Ballard Spahr Andrews & Ingersoll



April 29, 1997